18152_Hudson Executive Investment Proxy Card Front

Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK «« « EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

HUDSON EXECUTIVE INVESTMENT CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2021.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/xxxxxx/2021

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8.	Please mark your votes like this

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the business combination described in the proxy statement/prospectus, including (a) adopting the	FOR ☐	AGAINST ☐	ABSTAIN ☐

Agreement and Plan of Merger, dated as of January 12, 2021 (the “Merger Agreement”), by and among Hudson Executive Investment Corp., a Delaware corporation (“HEC”), Groop Internet Platform, Inc. (d/b/a “Talkspace”), a Delaware corporation (“Talkspace”), Tailwind Merger Sub I, Inc., a newly formed Delaware corporation and subsidiary of HEC (“First Merger Sub”), and Tailwind Merger Sub II, LLC, a newly formed Delaware limited liability company and subsidiary of HEC (“Second Merger Sub”), a copy of which is attached to the proxy statement/prospectus as Annex A, which, among other things, provides for (i) First Merger Sub to be merged with and into Talkspace with Talkspace being the surviving company in the merger (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Talkspace to be merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of HEC (the “Second Merger”, and together with the First Merger, the “business combination” and the business combination, together with the other transactions contemplated by the Merger Agreement, the “Transactions”) and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the proxy statement/prospectus.

Proposal No. 2 — The Charter Proposal — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of HEC in the form attached to the proxy statement/prospectus as Annex B (the “second amended and restated certificate of incorporation”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Governance Proposal — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Incentive Plan Proposal — To consider and vote on a proposal to approve the Talkspace, Inc. 2021 Incentive Award Plan (the “2021 Plan”). A copy of the 2021 Plan is attached to the proxy statement/prospectus as Annex G;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The ESPP Proposal — To consider and vote on a proposal to approve the Talkspace, Inc. Employee Stock Purchase Plan (the “ESPP”). A copy of the ESPP is attached to the proxy statement/prospectus as Annex H;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The Director Election Proposal — To consider and vote upon a proposal to divide the board of directors into three classes to serve staggered terms on the  Talkspace,  Inc.  board  of  directors  until  immediately

FOR ☐	AGAINST ☐	ABSTAIN ☐
following the 2022, 2023 and 2024 annual meetings of Talkspace, Inc. stockholders, as applicable, and until their respective successors are duly elected and qualified.

Proposal No. 7 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule  5635,  the  issuance  of  more  than  20%  of  HEC’s

FOR ☐	AGAINST ☐	ABSTAIN ☐
issued and outstanding shares of HEC’s common stock in connection with the business combination, including, without limitation, the PIPE Investment (as described in the proxy statement/prospectus).

Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further  solicitation  and  vote of proxies in the event

FOR ☐	AGAINST ☐	ABSTAIN ☐

that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the ESPP Proposal, the director election proposal or the Nasdaq proposal.

CONTROL NUMBER

Signature                                                   Signature, if held jointly                                                       Date                                         , 2021.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

18152_Hudson Executive Investment Proxy Card Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders

To view the Proxy Statement/Prospectus and to Attend the

Special Meeting, please go to:

http://www.cstproxy.com/xxxxxxxx/2021

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HUDSON EXECUTIVE INVESTMENT CORP.

The undersigned appoints Douglas Braunstein and Jonathan Dobres as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Hudson Executive Investment Corp. held of record by the undersigned at the close of business on XX XX, 2021 at the Special Meeting of Stockholders of Hudson Executive Investment Corp. to be held on XXXXX XX, 2021, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7 AND PROPOSAL 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Each of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal and the Nasdaq Proposal is cross-conditioned on the approval of each other. Each of the Governance Proposal and the Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the proxy statement/prospectus.

(Continued and to be marked, dated and signed, on the other side)